UNITED STATES
SECURITIES AND EXCHANGE COMMISISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 2, 2004
(Date of Earliest Event Reported)

DICON FIBEROPTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation or Organization)

000-49939	94-3006185
(Commission File Number)	(IRS Employer Identification No.)

1689 Regatta Blvd Richmond, California	94804
(Address of Principal Executive Offices)	(Zip Code)

(510) 620-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.   Changes in Registrant’s Certifying Accountant.

     On August 2, 2004, DiCon Fiberoptics, Inc. (“DiCon”) engaged Burr, Pilger & Mayer LLP (“BPM”) as the principal accountant to audit DiCon’s financial statements for its fiscal year ending March 31, 2005. The engagement of BPM was approved by DiCon’s Board of Directors.

     Neither DiCon nor anyone on behalf of DiCon consulted with BPM during DiCon’s two most recent fiscal years and through the date of this report on Form 8-K regarding the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on DiCon’s financial statements, or any matter that was the subject of the disagreement or events identified in the Form 8-K of Dicon filed on July 12, 2004 in response to Item 304(a)(1)(iv) of Regulation S-B.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1034, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICON FIBEROPTICS, INC. (Registrant)

Date: August 2, 2004	By: Name: Title:	/s/ Jannett Wang Jannett Wang Vice President of Administration (principal financial officer)